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                                                                   EXHIBIT 10.16

                 THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

         THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Amendment") is executed as of this 13th day of December, 1996, by and between RADIO SYSTEMS CORPORATION, a Tennessee corporation with principal offices in Knoxville, Tennessee ("Borrower") and FIRST AMERICAN NATIONAL BANK, a national banking association with principal offices in Nashville, Tennessee ("Lender");

                              W I T N E S S E T H:

         WHEREAS, Borrower and Lender entered into that certain Loan and Security Agreement dated April 3, 1995, as amended by that certain First Amendment to Loan and Security Agreement dated October 25, 1995, and that certain Second Amendment to Loan and Security Agreement dated May 17, 1996 (as so amended, the "Agreement"), pursuant to which Lender has made available to Borrower a line of credit in the maximum principal amount of $4,000,000, as described therein; and

         WHEREAS, Borrower and Lender desire to further amend the Agreement in certain respects;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Article I of the Agreement is hereby amended by substituting the following definitions for the existing definitions of the following terms:

                  "Borrowing Base" shall mean an aggregate amount equal to the sum of (a) seventy percent (70%) of Eligible Receivables, plus (b) from December 16, 1996 through April 15, 1997, the lesser of fifty percent (50%) of Eligible Inventory or the Inventory Borrowing Limit and, thereafter, the lesser of forty percent (40%) of Eligible Inventory or the Inventory Borrowing Limit, plus (c) from December 16, 1996 through April 15, 1997, the lesser of fifty percent (50%) of the face amount of trade letters of credit issued by Lender for the account of Borrower securing the purchase of Inventory by Borrower or $150,000.

                  "Inventory Borrowing Limit" shall mean $1,500,000.

         2. K-Mart Receivables. "Eligible Receivables" shall include all Receivables arising out of the sale of Borrower's Inventory to K-Mart Corporation (collectively the "K-Mart Receivables"), excluding (a) all K-Mart Receivables that have been outstanding for more than thirty (30) days after the due dates of the corresponding invoices or more than ninety (90) days after the dates of the corresponding invoices, (b) all K-Mart Receivables if more than fifteen percent (15%) of the K-Mart Receivables are otherwise ineligible (other than pursuant to (c) or (d) of this paragraph), (c) the amount by which total K-Mart Receivables exceed fifteen percent (15%) of Borrower's total Receivables,
(d) the amount by which total K-Mart Receivables exceed $700,000, and (e) any K-Mart Receivables which are otherwise ineligible pursuant to the provisions of the Agreement.

         3.       Financial Covenants. Section 6.2 (Net Worth Requirements) and
Section 6.3 (Debt to Worth Ratio) of the Agreement are hereby amended to provide as follows:

                  6.2 (Net Worth Requirements). Borrower shall at all times maintain a minimum tangible net worth of $2,400,000. For purposes of this covenant, intangible net worth" shall refer to Borrower's total assets minus total liabilities minus prepaids, intangibles and


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         amounts due from affiliates plus any debt subordinated to indebtedness of Borrower to Lender pursuant to subordination agreements satisfactory to Lender, all determined in accordance with generally accepted accounting principles consistently applied.

            6.3 (Debt to Worth Ratio). Borrower shall at all times maintain a ratio of total liabilities (exclusive of any debt subordinated to indebtedness of Borrower to Lender pursuant to subordination agreements satisfactory to Lender) to tangible net worth of not more than 2.0 to 1.0. For purposes of this covenant, intangible net worth" shall have the meaning set forth in Section 6.2 hereof.

         4. Repayment of Subordinated Debt. So long as no Event of Default exists under the Agreement, nor any event with which the giving of notice, passage of time or both would constitute an Event of Default thereunder, Lender hereby consents to the repayment in full of the existing indebtedness of Borrower to Sirrom Capital Corporation (up to a maximum amount of $1,000,000 plus accrued interest), on or before December 25, 1996, and consents to the use of proceeds of the Loan for the repayment of said subordinated indebtedness.

         5. Loan Modification Fee. Upon execution of this Amendment, Borrower shall pay to Lender a non-refundable loan modification fee of $5,000.

         6. Representations and Warranties. Borrower represents and warrants that the representations and warranties set forth in Article IV of the Agreement are true and correct on and as of the date of this Amendment, and that no default or Event of Default exists under the Agreement or any other documents executed in connection therewith.

         7. Miscellaneous. Except as amended hereby, the Agreement-shall remain in full force and effect. This Amendment does not constitute a waiver of any default or Event of Default under the Agreement, whether or not Lender is aware of any such default or Event of Default.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                    LENDER:

                                    FIRST AMERICAN NATIONAL BANK



                                    By: /s/  John D. Goodman
                                        -------------------------------
                                        Title: Assistant Vice-President
                                               ------------------------



                                    BORROWER:

                                    RADIO SYSTEMS CORPORATION



                                    By: /s/  James D. Hudson
                                        -------------------------------
                                        Title: Chief Financial Officer
                                               ------------------------


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